Exhibit 99.1

P R O X Y C A R D

PRELIMINARY — SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

SOARING EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Soaring Eagle Acquisition Corp. (the “Company” or “SRNG”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of the Company to be held on [    ], at 10:00 a.m. Eastern Time virtually at [ ], and any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL SUCH PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Soaring Eagle Acquisition Corp. to be held on [    ].

This notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement are available

at: [    ]

SOARING EAGLE ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	Please mark vote as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt, by way of ordinary resolution, the agreement and plan of merger, dated as of May 11, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among SRNG, SEAC Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of SRNG (“Merger Sub”), and Ginkgo Bioworks, Inc. a Delaware corporation (“Ginkgo”), pursuant to which, among other things, SRNG will be domesticated as a Delaware corporation and, promptly thereafter, Merger Sub will merge with and into Ginkgo, with Ginkgo surviving the merger as a wholly owned subsidiary of SRNG (the transactions contemplated by the Merger Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve, by way of special resolution in accordance with Article 49 of SRNG’s amended and restated articles of association, assuming the Business Combination Proposal is approved and adopted, the transfer of SRNG by way of continuation to Delaware pursuant to Part XII of the Companies Act (Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (we refer to such proposal as the “Domestication Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 3 — The Governing Documents Proposal — to consider and vote upon a proposal to approve and adopt, by way of special resolution, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the proposed certificate of incorporation of SRNG (the “Proposed Charter”), and the proposed bylaws of SRNG (the “Proposed Bylaws”), which together will replace SRNG’s amended and restated memorandum and articles of association, dated October 22, 2020 (the “Current Charter”), and will become effective upon the completion of the Domestication in connection with the closing of the Business Combination (the “Closing”) (we refer to such proposal as the “Governing Documents Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4 — The Advisory Governing Documents Proposals — to consider and vote upon separate proposals to approve by way of a special resolution, on a non-binding advisory basis, the following material differences between the Proposed Charter and Proposed Bylaws and the Current Charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals (we refer to such proposals as the “Advisory Governing Documents Proposals”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal A — Under the Proposed Charter, New Ginkgo will be authorized to issue 16,000,000,000 shares of capital stock, consisting of (i) 15,800,000,000 shares of common stock, including 10,500,000,000 shares of New Ginkgo Class A common stock, par value $0.0001 per share (“New Ginkgo Class A common stock”), 4,500,000,000 shares of New Ginkgo Class B common stock, par value $0.0001 per share (“New Ginkgo Class B common stock”), and 800,000,000 shares of New Ginkgo Class C common stock, par value $0.0001 per share (“New Ginkgo Class C common stock”), and (ii) 200,000,000 shares of preferred stock, par value $0.0001 per share, as opposed to the Current Charter which authorizes SRNG to issue 481,000,000 capital shares, consisting of (i) 480,000,000 ordinary shares, including 400,000,000 SRNG Class A ordinary shares, par value $0.0001 per share, and 80,000,000 SRNG Class B ordinary shares, par value $0.0001 per share, and (ii) 1,000,000 preference shares, par value $0.0001 per share;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal B — Holders of shares of New Ginkgo Class A common stock will be entitled to cast one vote per share of New Ginkgo Class A common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote, holders of shares of New Ginkgo Class B common stock will be entitled to cast 10 votes per share of New Ginkgo Class B common stock on each matter properly submitted to New Ginkgo’s stockholders entitled to vote and holders of shares of New Ginkgo Class C common stock will not be entitled to vote, except as otherwise expressly provided in the Proposed Charter or required by applicable law, as opposed to each SRNG Class A ordinary share and SRNG Class B ordinary share being entitled to one vote per share on each matter properly submitted to SRNG’s shareholders entitled to vote;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal C — The number of directors constituting the New Ginkgo board of directors (the “New Ginkgo Board”) shall be fixed from time to time solely by resolution of the New Ginkgo Board and the holders of shares of New Ginkgo Class B common stock shall be entitled to nominate and elect one-quarter of the total number of directors of New Ginkgo (the “Class B Directors”) for so long as the outstanding number of shares of Class B common stock continue to represent at least 2% of the outstanding shares of New Ginkgo’s common stock, and the holders of New Ginkgo Class A common stock and New Ginkgo Class B common stock voting together as a single class shall be entitled to elect the directors of New Ginkgo other than the Class B Directors (the “Common Directors”), as opposed to the appointment of any person to the SRNG Board by ordinary resolution of the holders of SRNG Class B ordinary shares;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal D — (i) The number of authorized shares of New Ginkgo Class A common stock, New Ginkgo Class B common stock and New Ginkgo Class C common stock may be increased by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of New Ginkgo entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), (ii) the number of authorized shares of New Ginkgo Class A common stock, New Ginkgo Class C common stock or New Ginkgo preferred stock may be decreased (but not below the number of shares thereof then outstanding or, in the case of the New Ginkgo Class A common stock, the number of shares of New Ginkgo Class A common stock reserved for issuance upon the conversion of shares of New Ginkgo Class B common stock) by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of New Ginkgo entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and (iii) the number of authorized shares of New Ginkgo Class B common stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of all of the outstanding shares of New Ginkgo Class B common stock, as opposed to SRNG requiring an increase in share capital by ordinary resolution;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal E—Authorization of all other changes in the Proposed Charter and the Proposed Bylaws, including (1) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for certain other stockholder litigation, in each case unless New Ginkgo expressly consents in writing to the selection of an alternative forum, (2) electing not to be governed by Section 203 of the DGCL and (3) removing certain provisions related to SRNG’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Advisory Governing Documents Proposal F — Authorization of an amendment to the Proposed Charter in order to change the corporate name of “Soaring Eagle Acquisition Corp.” to “Ginkgo Bioworks Holdings, Inc.” in connection with the consummation of the Business Combination;

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5 — The Director Election Proposal — for holders of SRNG Class B ordinary shares, to consider and vote upon a proposal to approve, by way of ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal and the Governing Documents Proposal are approved and adopted, to elect seven directors to serve on the New Ginkgo Board; provided that as long as the outstanding number of shares of New Ginkgo Class B common stock continue to represent at least 2% of the outstanding shares of New Ginkgo’s common stock, the holders of shares of New Ginkgo Class B common stock shall be entitled to nominate and elect the Class B Directors and the holders of New Ginkgo Class A common stock and New Ginkgo Class B common stock voting together as a single class shall be entitled to elect the Common Directors, each to serve for a term expiring at the 2022 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement, or removal (we refer to such proposal as the “Director Election Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, by way of ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal and the Director Election Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of (x) shares of New Ginkgo Class A common stock pursuant to the terms of the Merger Agreement and (y) shares of New SRNG Class A common stock to certain accredited investors, including an affiliate of the Sponsor (the “PIPE Investors”) in connection with the Private Placement (as defined herein), plus any additional shares pursuant to subscription agreements we may enter into prior to Closing (we refer to such proposal as the “Stock Issuance Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve by way of ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Director Election Proposal and the Stock Issuance Proposal are approved and adopted, the Ginkgo Bioworks Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”), including the authorization of the initial share reserve under the 2021 Plan (we refer to such proposal as the “Incentive Plan Proposal”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 8 — The ESPP Proposal — to consider and vote upon a proposal to approve by way of ordinary resolution, assuming the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Director Election Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal are approved and adopted, the Ginkgo Bioworks Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP (the “ESPP Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 9 — The Adjournment Proposal — to consider and vote upon a proposal to approve by way of ordinary resolution the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Business Combination Proposal, the Domestication Proposal, the Governing Documents Proposal, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the ESPP Proposal (together the “condition precedent proposals”) would not be duly approved and adopted by our shareholders or we determine that one or more of the Closing conditions under the Merger Agreement is not satisfied or waived (we refer to such proposal as the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                                                                                                                         , 2021

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.